Exhibit 10.46

2009 EXECUTIVE MANAGEMENT
INCENTIVE COMPENSATION PROGRAM

OBJECTIVE

The objective of the 2009 Executive Management Incentive Program (EMIP) is to reward participants for helping the company achieve critical business results. The Program has been designed to incent those employees who have a direct impact on the company’s ability to meet our operating profit (EBITDA) goals. The EMIP is structured to reward participants for the achievement of these key financial goals.

PARTICIPATION

Participants in the 2009 Executive Management Incentive Compensation Program include Corporate Officers, Vice Presidents and Directors. Participation can be extended to other key employees as recommended and approved by the Generac Compensation Committee.

DEFINITIONS

•                                         EBITDA

Earnings before Interest, Taxes, Depreciation and Amortization as defined and reported in credit agreements between Generac and its lenders.

•                                         Target EBITDA

For 2009, budgeted EBITDA as approved by Generac’s Board of Directors serves as the target.

•                                         Financial Portion

That portion of the bonus Program tied to specific financial goals of the company as applicable. For 2009, the Financial Portion will be 100% of the participant’s Target Award Level.

•                                         Target Bonus Award Level

Target bonus award level is the target annual incentive level that has been established for each participant under the Program. Target award is expressed as a percentage of the participant’s base salary.

•                                         Target EBITDA Budget Levels

Target EBITDA budget levels established for 2009 that will serve as a multiplier of up to 3 times the Target Bonus Award Level.

•                                         Base Salary

Base salary is the salary earned or actually paid to the participant during the fiscal year disregarding deferral elections, premiums, allowances, expense reimbursements, commissions, incentives, severance or termination pay, and payments under deferred salary or long term incentive agreements.

TARGET BONUS AWARD LEVELS

For 2009, the target bonus award levels range from 15% - 35% of base salary, as determined by position level and responsibilities.

The maximum bonus award payable under the 2009 EMIP is equal to 105% of base salary.

BONUS AWARD CRITERIA

For 2009, bonus awards are based upon the following criteria:

Financial Performance

100% of the target award is based upon achieving target corporate EBITDA budget levels.

2009 Target EBITDA Budget Levels chart:

BONUS AWARD CALCULATIONS

At the conclusion of the 2009 fiscal year, the award earned by each participant is calculated based on the financial performance of the company.

Financial Performance

Bonus Incentive Earned  =  Target bonus award level  x  Target EBITDA budget level  x  Base Salary achieved for 2009

Bonus award is payable under the financial portion only if actual EBITDA achieved is greater than 92.5% of target EBITDA.

The target opportunity is earned if the established performance goals are exactly achieved. Depending on how actual EBITDA performance compares to EBITDA budget, the actual incentive earned will be based on a sliding scale ranging from 0 to 3 times the target opportunity.

•                  Example: A VP with a base salary of $150,000 has a target bonus level of 25% hits the target EBITDA budget at level 2. Result = $150,000 x 25% x 2 = $75,000 bonus

ADMINISTRATION

1.              Individuals who become eligible to participate in the Program after the beginning of the 2009 fiscal year (a “Program Year”) through either promotion or hire will be eligible for an incentive award prorated to reflect such participant’s service during the Program Year.

2.              In the event a participant’s target award level changes during the Program Year, the participant’s award will be pro-rated based on the time that he or she participated in each target award level category.

3.              If a participant terminates for reason of retirement, disability or death, any award earned will be prorated based on the number of days worked in the Program Year and will be paid in accordance with the terms and conditions of the 2009 EMIP.

4.              If a participant’s employment is terminated either voluntarily or involuntarily for any reason (other than retirement, disability or death) during the Program Year, no bonus award will be due or payable.

5.              The 2009 incentive award will be calculated using December 31, 2009 base salary.

6.              All awards payable will be made by separate check, less applicable withholding and taxes, on or before March 15, 2010. Except as otherwise noted in #4 above, individuals must be actively employed at the time of disbursement to be eligible for an incentive award payment.

7.              The Generac Compensation Committee may, in its sole discretion, amend, modify, suspend or terminate this Program at any time.

8.              The Program is not and should not be construed as a contract of employment between the company and any eligible employees or other person.

9.              The 2009 Executive management Incentive Program (EMIP) replaces all bonus programs that may be in existence and replaces any Bonus/Incentive parameters set forth in the individual offer letter.

10.       The Generac Compensation Committee shall be responsible for the calculation and final determination of any and all individual awards and will be responsible for the administration of the 2009 EMIP.